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                       [Letterhead of Hogan & Hartson L.L.P.]






                                    June 22, 1999


Equity Office Properties Trust
Two North Riverside Plaza
Chicago, Illinois  60606

Ladies and Gentlemen:

          We have acted as special tax counsel to Equity Office Properties Trust, a Maryland real estate investment trust (the "Company"), in connection with its registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission on June 22, 1999, relating to the proposed public offering of up to 25,000,000 common shares of beneficial interest, par value $.01 per share, of the Company (the "Common Shares"), issuable in connection with the Company's Dividend Reinvestment and Share Purchase Plan (the "Plan"). This opinion letter is furnished to you at your request to enable the Company to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

          The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (including its practices and policies in issuing private letter rulings, which are not binding on the Internal Revenue Service except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, that might result in modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service or a court of competent jurisdiction, or of a contrary position by the Internal Revenue Service or the Treasury Department in regulations or rulings issued in the future.

          In rendering our opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinion, including the Registration Statement.

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Equity Office Properties Trust
June 22, 1999
Page 2

          In our review, we have assumed, with your consent, that all of the representations and statements set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms.

          We assume for the purposes of this opinion that the Company is a validly organized and duly incorporated real estate investment trust under the laws of the State of Maryland.

          Based upon, subject to, and limited by the assumptions and qualifications set forth herein, we are of the opinion that the discussion in the Registration Statement under the heading "Taxes," to the extent that it discusses matters of law or legal conclusions or purports to describe certain provisions of the federal tax laws is a correct summary of the matters discussed therein as of the date hereof.

          For purposes of the opinion stated above, the term "Registration Statement" does not include the documents incorporated by reference in the Registration Statement.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of the firm therein.

                                        Very truly yours,



                                        Hogan & Hartson L.L.P.